EXHIBIT 10.9

                              FIRST BANK OF FLORIDA
                          EMPLOYEE STOCK OWNERSHIP PLAN


                           (EFFECTIVE JANUARY 1, 1993;
                  AMENDED AND RESTATED EFFECTIVE APRIL 1, 1995)


                                 AMENDMENT NO. 4

1.   Section 2 - Effective  January 1, 1997,  the  definition  of  "Employee" in
     Section 2 of the Plan shall be amended to read in its entirety as follows:

          "Employee" means any individual who is or has been employed or self-employed by an Employer. At the Effective Date of the Plan, Employee shall mean individuals employed by First Bank of Florida, but shall not include individuals employed by subsidiaries of First Bank of Florida who are not also employed by the Company. "Employee" also means an individual employed by a leasing organization who, pursuant to an agreement between an Employer and the leasing organization, has performed services for the Employer and any related persons (within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for more than one year, and, for periods prior to January 1, 1997, such services are of a type historically performed by employees in the business field of the Employer, and for periods on or after January 1, 1997, such services are performed under primary direction or control by the recipient. However, such a "leased employee" shall not be considered an Employee if (i) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, immediate full vesting, and an annual contribution of at least 10 percent of the Employee's Total Compensation, and (ii) leased employees do not constitute more than 20 percent of the Employer's total work force (including leased employees, but excluding Highly Paid Employees and any other employees who have not performed services for the Employer on a substantially full-time basis for at least one year).

2. Section 2 - Effective January 1, 1997, the definition of "Highly Paid Employee" contained in Section 2 of the Plan shall be amended to read in its entirety as follows:

          "Highly Paid Employee" for any Plan Year beginning before January 1, 1997 means an Employee who, during either of that or the immediately preceding Plan Year, (i) was a Five Percent Owner, (ii) had Total Compensation exceeding $75,000 (as adjusted pursuant to section 415(d) of the Code), (iii) had Total Compensation exceeding $50,000 (as adjusted pursuant to section 415(d) of the Code) and was among the most highly compensated one-fifth of all Employees, or (iv) was at any time an officer of an Employer and had Total Compensation exceeding $45,000 (or 50 percent of the currently applicable dollar limit under Section 415(b)(1)(A) of the
     Code) and for any Plan Year beginning after December 31, 1996 means an Employee who (i) during either of that or the immediately preceding Plan Year was a Five Percent Owner or (ii) during the immediately preceding Plan Year had Total Compensation exceeding $80,000 (adjusted for cost of living increases at the time and in the manner prescribed under section 415(d) of the Code) and (if so elected by the Plan Administrator) was among the most highly compensated one-fifth of all Employees. For this purpose:

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               (a)  "Total  Compensation"  shall  include  any  amount  which is excludable from the Employee's gross income for tax purposes pursuant to Sections 125, 402(a)(8), 402(h)(1)(B), or 403(b) of the Code.

               (b) The number of Employees in "the most highly compensated one-fifth of all Employees" shall be determined by taking into account all individuals working for all related employer entities described in the definition of "Service", but excluding any individual who has not completed six months of Service, who normally works fewer than 17-1/2 hours per week or in fewer than six months per year, who has not reached age 21, whose employment is covered by a collective bargaining agreement, or who is a nonresident alien who receives no earned income from United States sources.

               (c) The number of individuals counted as "officers" shall not be more than the lesser of (i) 50 individuals and (ii) the greater of 3 individuals or 10 percent of the total number of Employees. If no officer earns more than $45,000 (or the adjusted limit), then the highest paid officer shall be a Highly Paid Employee.

               (d) A former employee shall be treated as a highly compensated employee if such employee was a highly paid employee when such employee separated from service, or if such employee was a highly paid employee at any time after attaining age 55.

               (e) For Plan Years beginning before January 1, 1997, if an employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former employee or a highly compensated employee who is one of the 10 most highly compensated employees ranked on the basis of compensation paid by the employer during such year, then the family member and the 5 percent owner or top-ten highly compensated employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten highly compensated employee shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten highly compensated employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

     For this purpose, the determination year shall be the plan year. The look-back year shall be the twelve-month period immediately preceding the determination year.

               (f) The determination of who is a highly compensated employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

3.   Section  2  -  Effective   January  1,  1997,   the  definition  of  "Total
     Compensation" in Section 2 of the Plan shall be amended to read in its entirety as follows:

          "Total Compensation" means a Participant's wages, salary, overtime, bonuses, commissions, and any other amounts received for personal services rendered while in Service from any Employer or an affiliate (within the purview of Section 414(b), (c), and (m) of the Code), plus his earned income from any such entity as defined in Section 401(c)(2) of the Code if he is self-employed. "Total Compensation":

               (a) shall include (i) severance payments and amounts paid as a result of termination, (ii) amounts excludable from gross income under
          Section 911, (iii) amounts described in Sections

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          104(a)(3),  105(a) and 105(h) of the Code to the extent  includable in gross income, (iv) amounts received from an Employer for moving expenses which are not deductible under Section 217 of the Code, (v) amounts includable in gross income in the year of, and on account of, the grant of a non-qualified stock option, (vi) amounts includable in gross income pursuant to Section 83(b) of the Code, (vii) amounts includable in gross income under an unfunded non-qualified plan of deferred compensation, (viii) any elective deferrals (within the meaning of section 402(g) of the Code) under any qualified cash or deferred arrangement described in section 401(k) of the Code and maintained by any Employer, any tax-deferred annuity described in section 403(b) of the Code and maintained by any Employer, any salary reduction simplified employee pension plan described in section 408(k) of the Code and maintained by any Employer, and (ix) any salary reduction contributions under any cafeteria plan described in section 125 of the Code and maintained by any Employer; but

               (b) shall exclude (i) Employer contributions to or amounts received from a funded or qualified plan of deferred compensation,
          (ii) Employer contributions to a simplified employee pension account to the extent deductible under Section 219 of the Code, (iii) Employer contributions to a Section 403(b) annuity contract, (iv) amounts includable in gross income pursuant to Section 83(a) of the Code, (v) amounts includable in gross income upon the exercise of nonqualified stock option or upon the disposition of stock acquired under any stock option, and (vi) any other amounts expended by the Employer on the Participant's behalf which are excludable from his income or which receive special tax benefits.

     In no event shall a person's Total Compensation for any Plan Year beginning after December 31, 1988 and before January 1, 1994 include any compensation in excess of $200,000 (or such other amount as may be permitted under section 401(a)(17) of the Code) and for any Plan Year beginning after December 31, 1993 include any compensation in excess of $150,000 (or such other amount as may be permitted under section 401(a)(17) of the Code). For purposes of applying the foregoing limitation in any Plan Year beginning before January 1, 1997 to any person who is a Five Percent Owner or who is one of the 10 Highly Paid Employees with the highest Total Compensation (determined prior to the application of this sentence), any Total Compensation paid to the spouse of such person or to any lineal descendant of such person who has not attained age 19 on or before the last day of such calendar year shall be deemed to have been paid to such person.

4. Section 5 - Effective January 1, 1997, the first sentence of Section 5.2 of the Plan shall be amended to read in its entirety as follows:

     For limitation years beginning before January 1, 2000, aside from the limitation prescribed by Section 5.1 with respect to the annual addition to a Participant's accounts for any single limitation year, if a Participant has ever participated in one or more defined benefit plans maintained by an Employer or an affiliate, then the annual additions to his accounts shall be limited on a cumulative basis so that the sum of his defined contribution plan fraction and his defined benefit plan fraction does not exceed one.

5. Section 5 - Effective December 12, 1994, Section 5 of the Plan shall be amended by adding a new Section 5.5 which shall read in its entirety as follows:

          5.5 Retroactive Contributions for Returning Veterans. Notwithstanding anything in the Plan to the contrary, to the extent required by section 414(u) of the Code, in the event of the reemployment, or after December 12, 1994, by the Employer of a Participant with statutory reemployment rights following a period of service in the uniformed services of the United States, such person shall be eligible for retroactive benefit contributions or allocations under the Plan computed as though he or she had continued working for an Employer during the period of uniformed service.

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6.   Section 6 - Effective December 31, 1997, the second sentence of Section 6.2 shall be amended to read in its entirety as follows:

     The Trustee shall have no investment responsibility for the Stock Fund, but shall accept any Employer contributions made in the form of Stock, and shall acquire, sell, exchange, distribute, and otherwise deal with and dispose of Stock in accordance with the provisions of the Plan and Trust Agreement.

7. Section 6 - Effective January 1, 1997, section 6.4 shall be amended to read in its entirety as follows:

          6.4 Participants' Option to Diversify. The Committee shall provide for a procedure under which each Participant may, for the first five years of a certain six-year period, elect to have up to 25 percent of the value of his Account committed to alternative investment options within the Investment Fund. For the sixth year in this period, the Participant may elect to have up to 50 percent of the value of his Account committed to other investments. The six-year period shall begin with the Plan Year in which the Participant has both reached age 55 and completed 10 years of participation in the Plan; a Participant's election to diversify his Account must be made within the 90-day period immediately following the last day of each of the six Plan Years. The Committee shall see that the Investment Fund includes a sufficient number of investment options to comply with Section 401(a)(28)(B) of the Code. The Trustee shall comply with any investment directions received from Participants in accordance with the procedures adopted from time to time by the Committee under this
     Section 6.4.

8. Section 9 - Effective August 5, 1993, Section 9.2 of the Plan shall be amended to read in its entirety as follows:

          (b) Unless otherwise specifically excluded, a Participant's Vesting Years shall include any period of active military duty to the extent required by the Military Selective Service Act of 1967 (38 U.S.C. Section
     2021) and any period of absence required to be recognized for vesting purposes pursuant to the Family and Medical Leave Act of 1993.

9. Section 10 - Effective January 1, 1997, Section 10.1 of the Plan shall be amended to read in its entirety as follows:

          10.1 Benefits for Participants.(a) Except as provided in section 10.1(b), a Participant whose Service ends for any reason shall receive the vested portion of his Account in a single payment on a date selected by the Committee. That date shall be on or before (i) the 180th day after the end of the Plan Year in which his Service ends (if his Service ends in a Plan Year the precedes the Plan Year in which he attains age 65 or the Plan Year which includes the 10th anniversary of his commencement of participation in the Plan) and (ii) the 60th day after the end of the Plan Year in which his Service ends (in all other cases). Notwithstanding the foregoing, if the balance credited to his Account exceeds $3,500 (or such greater amount as may be prescribed pursuant to section 417(e) of the Code) in the case of termination of employment prior to January 1, 1998 and $5,000 (or such greater amount as may be prescribed pursuant to section 417(e) of the Code) in the case of termination of employment after December 31, 1997, his benefits shall not be paid before the latest of his 65th birthday or the tenth anniversary of the year in which he commenced participation in the Plan unless he elects an early payment date in a written election filed with the Committee. A Participant may modify such an election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee.

          (b) Except as provided by the last two sentences of this section 10.1(b), a Participant's benefits shall be paid by April 1st of the calendar year in which he reaches age 71 1/2. A Participant's benefits from that portion of his Account committed to the Investment Fund shall be calculated on the basis of the most recent Valuation Date before the day of payment. In the case of an individual who continues to be a Participant after the calendar year in which he reaches age 70 1/2, a lump sum payment representing the entire

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     benefit  accrued  through  the last day of the  calendar  year in which the
     Participant reaches age 70 1/2 shall be made prior to April 1st of the calendar year in which the Participant reaches age 71 1/2, and any benefits accrued in a subsequent calendar year shall be paid in a lump sum no later than December 31st of the calendar year following the calendar year in which such additional benefits are accrued. A Participant who has attained age 70 1/2 prior to January 1, 1999 and who continues in Service after December 31, 1996 may elect, in such form and manner as the Plan Administrator may prescribe, to defer distributions until the earlier of April 1st of the calendar year following the calendar year in which he terminates Service or April 1st of the calendar year following any earlier calendar year in which he is a Five Percent Owner. Further, a Participant, other than a Five Percent Owner, who attains age 70 1/2 after December 31, 1998 shall not receive benefits while he or she continues in Service.

10. Section 12.1 - Effective December 31, 1997, Section 12.1 of the Plan shall be amended to read in its entirety as follows:

          12.1 Authority of Committee. The Committee shall be the "plan administrator" within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically (i) allocated to the Company, the Employers, or the Trustee under the Plan and Trust Agreement, (ii) delegated in writing to other persons by the Company, the Employers, the Committee, or the Trustee, or (iii) allocated to other parties by operation of law. The Committee shall have exclusive responsibility regarding decisions concerning the payment of benefits under the Plan. The Committee shall have no investment responsibility. In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay their reasonable expenses and compensation. Any action taken or omitted by the Committee or any other fiduciary with respect to the Plan, including any decision, interpretation, claim denial or review on appeal, shall be conclusive and binding on all interested parties and shall be subject to judicial modification or reversal only to the extent it is determined by a court of competent jurisdiction that such action or omission was arbitrary and capricious and contrary to the terms of the Plan.

11. Section 12 - Effective December 31, 1997, Section12.3 of the Plan shall be amended by deleting therefrom the entirety of the second paragraph thereof.

12. Section 14 - Effective August 5, 1997, Section 14.2 of the Plan shall be amended to read in its entirety as follows:

          14.2 Nonassignability of Benefits. No assignment, pledge, or other anticipation of benefits from the Plan will be permitted or recognized by the Employers, the Committee, or the Trustee. Moreover, benefits from the Plan shall not be subject to attachment, garnishment, or other legal process for debts or liabilities of any Participant or Beneficiary, to the extent permitted by law. This prohibition on assignment or alienation shall apply to any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child or other dependent of a Participant pursuant to a State domestic relations or community property law, unless the judgment, decree, or order is determined by the Committee to be a qualified domestic relations order within the meaning of Section 414(p) of the Code. This prohibition on assignment shall also not apply to prevent a benefit offset by any amount such Participant, Former Participant or Beneficiary is required or ordered to pay to the Plan if:

               (i) the order or requirement to pay arises: (A) under a judgment issued on or after August 5, 1997 of conviction for a crime involving the Plan; (B) under a civil judgment (including a consent order or decree) entered by a court on or after August 5, 1997 in an action brought in

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          connection  with a  violation  (or  alleged  violation)  of  part 4 of subtitle B of title I of ERISA; or (C) pursuant to a settlement agreement entered into on or after August 5, 1997 between the Participant, Former Participant or Beneficiary and one or both of the United States Department of Labor and the Pension Benefit Guaranty Corporation in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA by a fiduciary or any other person; and

               (ii) the judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's, Former Participant's or Beneficiary's benefits under the Plan.

13. Section 14 - Effective November 1, 1996, Section 14 of the Plan shall be amended by deleting Section 14.10 therefrom in its entirety.

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